UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. 1)

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MRV COMMUNICATIONS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MRV COMMUNICATIONS, INC.

20415 NORDHOFF STREET

CHATSWORTH, CALIFORNIA 91311

ANNUAL MEETING OF STOCKHOLDERS

SUPPLEMENT DATED JANUARY 10, 2012

TO

PROXY STATEMENT DATED DECEMBER 19, 2011

Unless the context requires otherwise, all references to “we,” “us” or “our” refer to MRV Communications, Inc. and its subsidiaries.

RECENT DEVELOPMENTS

On January 6, 2012, management received notice from Philippe Tartavull, the interim Chairman of the Board, of his intention to resign from his position on the Board of Directors effective January 13, 2012.  On January 10, 2012, Michael McConnell confirmed with management an intent to resign from his position on the Board of Directors effective January 12, 2012.  The following information supplements the disclosure set forth under each of the headings below in the proxy statement.

GENERAL INFORMATION

Adjournment of Annual Meeting

In order to provide stockholders sufficient time to review this supplement before we submit the annual meeting proposals to a vote of the stockholders, we convened the annual meeting on January 9, 2012, as originally scheduled, and adjourned the annual meeting until January 16, 2012 with respect to the election of the director nominees.  This supplement contains updated information related to the intention of Philippe Tartavull, our interim Chairman, and Michael McConnell, to resign from the Board of Directors.  All other annual meeting proposals were submitted to a vote of the stockholders at the initial annual meeting.  Stockholders may submit a proxy to vote on the director nominees until the date and time of the reconvened meeting on January 16, 2012.  As of the date of the adjournment and this supplement, we have previously received proxies sufficient to elect each of the director nominees.  Further, each of the other remaining agenda items were voted as recommended by the Board of Directors.

If you have already submitted a proxy to vote on the annual meeting proposals and do not wish to change your votes, YOU NEED TAKE NO ACTION WITH RESPECT TO THIS PROXY SUPPLEMENT.  Stockholders who have already submitted a proxy to vote on the annual meeting proposals and who wish to change their vote on the director election proposal should follow the procedures described below under “Effect of This Supplement on Submitted Proxies; Revocation of Proxies.”

The annual meeting was initially convened on Monday, January 9, 2012, at 9:00 a.m., Pacific Standard Time, at the Warner Center Marriott, located at 21850 Oxnard Street, Woodland Hills, California 91467 and, in accordance with the adjournment, will be subsequently reconvened on Monday, January 16, 2012, at 9:00 a.m., local time, at the same location for purpose of electing directors.  References in this supplement to the annual meeting are to the reconvened annual meeting.

We urge you to read this supplement carefully, together with the proxy statement.  The information contained in this supplement replaces and supersedes any inconsistent information set forth in the proxy statement.

Effect of This Supplement on Submitted Proxies; Revocation of Proxies

Because the annual meeting will be held within 30 days of the date fixed for the original meeting, the Board of Directors has not fixed a new record date for the annual meeting.  Only stockholders of record at the close of business on November 16, 2011, the record date for the annual meeting, are entitled to notice of, and to vote at, the annual meeting or any adjournments or postponements thereof.  As of the record date, there were 157,703,451 shares of our common stock and 65,010 shares of restricted stock outstanding.

Any stockholder who has previously delivered a proxy for use at the annual meeting and who does not wish to revoke that proxy or change his or her vote with respect to the director election agenda item does not need to resubmit a proxy or take any other action in connection with this supplement.

As discussed in the proxy statement under the headings “If I am a stockholder of record, how do I vote?” and in the proxy voting instructions on the proxy card that accompanied the proxy statement, stockholders of record may submit proxies by mail, by telephone or over the Internet.  The prior deadline for entering voting instructions by telephone or over the Internet was 11:59 p.m., EST, on January 8, 2012.  You may now vote by proxy by phone or via the Internet by following the instructions found on the proxy card up until 11:59 p.m., EST, on Sunday, January 15, 2012.

Any person giving a proxy pursuant to this solicitation, or who has previously submitted a proxy regarding the director nominees, has the power to revoke and change it at any time before it is voted. It may be revoked and changed by delivering a notice of revocation to our Secretary at 20415 Nordhoff Street, by submitting in writing, by telephone or over the Internet a proxy bearing a later date, or by attending the annual meeting and voting in person.  Attendance at the annual meeting will not, by itself, revoke a proxy.  If you have given voting instructions to a broker or other nominee that holds your shares in “street name,” you may revoke those instructions by following the directions given by the broker or other nominee.

If you would like additional copies, without charge, of the proxy statement or this supplement or if you have questions about the information provided herein, including the procedures for voting your shares, you should contact Ms. Jennifer Hankes Painter, our Secretary, at (818) 773-0900.  The proxy statement, our annual report, the proxy card and this proxy supplement are available at www.proxyvote.com.